Exhibit 99.1

Everbridge Announces Proposed Public Offering of Common Stock

BURLINGTON, MA, January 14, 2019 – Everbridge, Inc. (Nasdaq: EVBG) today announced the launch of a proposed underwritten public offering of $125,000,000 of shares of its common stock, all of which are being offered by Everbridge. Everbridge expects to grant the underwriters a 30-day option to purchase up to an additional $18,750,000 of shares of common stock, at the public offering price, less underwriting discounts and commissions.

J.P. Morgan, BofA Merrill Lynch and Credit Suisse are acting as joint book-running managers in the offering. Stifel, KeyBanc Capital Markets, Canaccord Genuity, Needham & Company, Raymond James, SunTrust Robinson Humphrey, William Blair, and Northland Capital Markets will act as co-managers. The offering is being made pursuant to a shelf registration statement, including a base prospectus, filed by Everbridge with the Securities and Exchange Commission (SEC), which was effective upon filing. The offering may be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained, when available, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or from BofA Merrill Lynch NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@baml.com; or from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, 3rd Floor, New York, NY 10010, by telephone at 1-800-221-1037, or by email at ecm.prospectus@credit-suisse.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Everbridge

Everbridge, Inc. is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running faster. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events such as IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 4,200 global customers rely on the company’s SaaS-based platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes, and track progress on executing response plans. The company’s platform sent over 2.8 billion messages in 2018, and offers the ability to reach more than 200 countries and territories with secure delivery to over 100 different communication devices. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center, Crisis Commander, Community Engagement™ and Secure Messaging. Everbridge serves 9 of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, all four of the largest global accounting firms, 25 of the 25 busiest North American airports, six of the 10 largest global consulting firms, six of the 10 largest global auto makers, all four of the largest global accounting firms, four of the 10 largest U.S.-based health care providers and four of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in Lansing, San Francisco, Beijing, Bangalore, Kolkata, London, Munich, Oslo, Stockholm and Tilburg.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature, including statements related to the proposed offering by Everbridge, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These statements are based upon Everbridge’s current expectations. Actual events or results could differ materially from those anticipated in such forward-looking statements due to various factors, including market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. For a discussion of these and other factors, please refer to Everbridge’s quarterly report on Form 10-Q for the quarter ended September 30, 2018 as well as Everbridge’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Everbridge undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Investor Contact:

Garo Toomajanian

ICR

IR@everbridge.com

818-230-9712

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116